Exhibit 107.1

Calculation of Filing Fee Table

S-4

(Form Type)

First Busey Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (a)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (b)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Primary Offering
Fees to Be Paid	Equity	Common Stock, par value $0.001 per share	457(f)	1,429,324	N/A	$18,653,374.89	0.00014760	$2,753.24	—	—	—	—
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Total Offering Amount					$18,653,374.89		$2,753.24
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							$2,753.24

(a)	The estimated maximum number of shares of First Busey Corporation (“First Busey”) common stock to be issuable upon completion of the merger of First Busey and Merchants and Manufacturers Bank Corporation (“M&M”), as described herein and pursuant to the terms of the Agreement and Plan of Merger between First Busey and M&M, dated as of November 27, 2023, and attached to the proxy statement/prospectus as Appendix A. Pursuant to Rule 416, this Registration Statement also covers an indeterminate number of shares of common stock as may become issuable as a result of stock splits, stock dividends or similar transactions.

(b)	Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended (the “Securities Act”) and computed pursuant to Rule 457(f) under the Securities Act. The proposed maximum aggregate offering price of First Busey’s common stock was calculated based upon the market value of shares of M&M common stock (the securities to be cancelled in the merger) in accordance with Rule 457(f) under the Securities Act as follows: (i) the product of (A) $87.38, the book value of the shares of M&M common stock computed as of December 31, 2023, and (B) 353,083, the estimated maximum number of shares of M&M common stock that may be exchanged in the merger, (ii) minus $12,199,017.65, the estimated aggregate amount of cash that is to be payable in respect of such shares in connection with the merger.